Exhibit 23.1

CONSENT OF INDEPENDENT ACOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64176, 333-102829, 333-105127, and 333-111595) and Form S-8 (No.’s 333-3070, 333-17209, 333-20939, 333-26557, 333-28403, 333-67233 and 333-86817) of Viewpoint Corporation of our report dated March 17, 2004 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

New York, New York

March 30, 2004